UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 15, 2015

LIFEPOINT HOSPITALS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-51251	20-1538254
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

330 Seven Springs Way Brentwood, Tennessee	37027
(Address of principal executive offices)	(Zip Code)

(615) 920-7000

(Registrant’s telephone number, including area code)

Not applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2015, the Board of Directors (the “Board”) of LifePoint Hospitals, Inc. (the “Company”) elected Marilyn B. Tavenner as a Class I director of the Company effective April 15, 2015. As a Class I director, Ms. Tavenner’s initial term expires at the 2015 annual meeting of stockholders, at which time she will be one of the Class I director nominees presented to stockholders for election to serve until the annual meeting of stockholders in 2018.  In conjunction with the election of Ms. Tavenner, the size of the Board was increased from nine to ten members. Ms. Tavenner will serve on the Board’s Audit and Compliance Committee, Compensation Committee, Corporate Governance and Nominating Committee and Quality Committee, each of which, except for the Quality Committee, is composed of independent directors.  The Board has determined that Ms. Tavenner is independent in accordance with NASDAQ listing standards and the Company’s Corporate Governance Standards. Ms. Tavenner’s compensation will be consistent with other non-employee directors of the Company, as described in the Company’s proxy statement for the 2014 annual meeting of stockholders.  A copy of the press release announcing the election is attached hereto as Exhibit 99.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

99	Copy of press release issued by the Company on April 17, 2015.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

LIFEPOINT HOSPITALS, INC.

	By:	/s/ Paul D. Gilbert
	Name:	Paul D. Gilbert
	Title:	Executive Vice President, Chief Legal Officer and Corporate Governance Officer
Date: April 17, 2015

EXHIBIT INDEX

Exhibit Number	Description

99	Copy of press release issued by the Company on April 17, 2015.